Exhibit 4.1

ONE HUNDRED FORTY-SECOND SUPPLEMENTAL INDENTURE

Providing among other things for

FIRST MORTGAGE BONDS,

$126,497,000 Floating Rate Series due 2070

Dated as of October 7, 2020

CONSUMERS ENERGY COMPANY

TO

THE BANK OF NEW YORK MELLON,

TRUSTEE

Counterpart _____ of 80

THIS ONE HUNDRED FORTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 7, 2020 (herein sometimes referred to as “this Supplemental Indenture”), made and entered into by and between CONSUMERS ENERGY COMPANY, a corporation organized and existing under the laws of the State of Michigan, with its principal executive office and place of business at One Energy Plaza, in Jackson, Jackson County, Michigan 49201, formerly known as Consumers Power Company (hereinafter sometimes referred to as the “Company”), and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a New York banking corporation, with its corporate trust offices at 240 Greenwich Street, New York, New York 10286 (hereinafter sometimes referred to as the “Trustee”), as Trustee under the Indenture dated as of September 1, 1945 between Consumers Power Company, a Maine corporation (hereinafter sometimes referred to as the “Maine corporation”), and City Bank Farmers Trust Company (Citibank, N.A., successor, hereinafter sometimes referred to as the “Predecessor Trustee”), securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the “Indenture”),

WHEREAS, at the close of business on January 30, 1959, City Bank Farmers Trust Company was converted into a national banking association under the title “First National City Trust Company”; and

WHEREAS, at the close of business on January 15, 1963, First National City Trust Company was merged into First National City Bank; and

WHEREAS, at the close of business on October 31, 1968, First National City Bank was merged into The City Bank of New York, National Association, the name of which was thereupon changed to First National City Bank; and

WHEREAS, effective March 1, 1976, the name of First National City Bank was changed to Citibank, N.A.; and

WHEREAS, effective July 16, 1984, Manufacturers Hanover Trust Company succeeded Citibank, N.A. as Trustee under the Indenture; and

WHEREAS, effective June 19, 1992, Chemical Bank succeeded by merger to Manufacturers Hanover Trust Company as Trustee under the Indenture; and

WHEREAS, effective July 15, 1996, The Chase Manhattan Bank (National Association) merged with and into Chemical Bank which thereafter was renamed The Chase Manhattan Bank; and

WHEREAS, effective November 11, 2001, The Chase Manhattan Bank merged with Morgan Guaranty Trust Company of New York and the surviving corporation was renamed JPMorgan Chase Bank; and

WHEREAS, effective November 13, 2004, the name of JPMorgan Chase Bank was changed to JPMorgan Chase Bank, N.A.; and

WHEREAS, effective April 7, 2006, The Bank of New York succeeded JPMorgan Chase Bank, N.A. as Trustee under the Indenture; and

WHEREAS, effective July 1, 2008, the name of The Bank of New York was changed to The Bank of New York Mellon; and

WHEREAS, the Indenture was executed and delivered for the purpose of securing such bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being limited to $14,000,000,000 (as increased by Section 10 of this Supplemental Indenture) at any one time outstanding (except as provided in Section 2.01 of the Indenture), and the Indenture describes and sets forth the property conveyed thereby and is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

WHEREAS, the Indenture has been supplemented and amended by various indentures supplemental thereto, each of which is filed in the Office of the Secretary of State of the State of Michigan and is of record in the Office of the Register of Deeds of each county in the State of Michigan in which this Supplemental Indenture is to be recorded; and

WHEREAS, the Company and the Maine corporation entered into an Agreement of Merger and Consolidation, dated as of February 14, 1968, which provided for the Maine corporation to merge into the Company; and

WHEREAS, the effective date of such Agreement of Merger and Consolidation was June 6, 1968, upon which date the Maine corporation was merged into the Company and the name of the Company was changed from “Consumers Power Company of Michigan” to “Consumers Power Company”; and

WHEREAS, the Company and the Predecessor Trustee entered into a Sixteenth Supplemental Indenture, dated as of June 4, 1968, which provided, among other things, for the assumption of the Indenture by the Company; and

WHEREAS, said Sixteenth Supplemental Indenture became effective on the effective date of such Agreement of Merger and Consolidation; and

WHEREAS, the Company has succeeded to and has been substituted for the Maine corporation under the Indenture with the same effect as if it had been named therein as the mortgagor corporation; and

WHEREAS, effective March 11, 1997, the name of Consumers Power Company was changed to Consumers Energy Company; and

WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create, and does hereby create, a new series of bonds under the Indenture designated Floating Rate Series due 2070, which bonds shall also bear the descriptive title “First Mortgage Bonds” (hereinafter provided for and hereinafter sometimes referred to as the “2070 Bonds” or the “Bonds”), the bonds of which series are to be issued as registered bonds without coupons and are to bear interest at a variable rate reset each interest period as set forth herein and are to mature on October 7, 2070, subject to the right of the Company to shorten such maturity upon a Tax Event (as defined in Section 7) as provided in Section 7 hereof; and

WHEREAS, the Company and UBS Securities LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, (the “Underwriters”) have entered into an Underwriting Agreement dated September 25, 2020, pursuant to which the Company agreed to sell and the Underwriters agreed to buy $126,497,000 in aggregate principal amount of 2070 Bonds; and

WHEREAS, the registered bonds without coupons of the 2070 Bonds and the Trustee’s Authentication Certificate thereon are to be substantially in the following form, to wit:

{FORM OF REGISTERED BOND OF THE 2070 BONDS}

THIS BOND IS A GLOBAL BOND REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL BONDS REPRESENTED HEREBY, THIS GLOBAL BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CONSUMERS ENERGY COMPANY
FIRST MORTGAGE BOND
FLOATING RATE SERIES DUE 2070

CUSIP: 210518 DL7	$_________

ISIN: US210518DL77

No.: ___

CONSUMERS ENERGY COMPANY, a Michigan corporation (hereinafter called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ______ Dollars ($____) on October 7, 2070 (subject to the right of the Company to shorten such maturity upon a Tax Event (as defined and described below), the “Stated Maturity”), and to pay to the registered holder hereof interest on said sum from and including the latest quarterly interest payment date to which interest has been paid or duly made available for payment on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from and including the date hereof, or unless the date hereof is prior to January 7, 2021, in which case from and including October 7, 2020 (or if this bond is dated between the record date for any interest payment date and such interest payment date, then from and including such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from and including the next preceding quarterly interest payment date to which interest has been paid or duly made available for payment on the bonds of this series, or if such interest payment date is January 7, 2021, from and including October 7, 2020), in each case to but excluding the next succeeding interest payment date or the date of maturity, as the case may be (each such period, an “Interest Period”), at a variable interest rate described herein (the “Interest Rate”), until the principal hereof is paid or duly made available for payment, payable on January 7, April 7, July 7 and October 7 in each year. The provisions of this bond are continued below and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee (as defined below) or its successor in trust under the Indenture (as defined below) of the certificate hereon.

IN WITNESS WHEREOF, Consumers Energy Company has caused this bond to be executed in its name by its Chairman of the Board, its President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

CONSUMERS ENERGY COMPANY

Dated:
By:
Printed:
Title:

Attest:

TRUSTEE’S AUTHENTICATION CERTIFICATE

This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
Trustee

By:
Authorized Officer

CONSUMERS ENERGY COMPANY

FIRST MORTGAGE BOND
FLOATING RATE SERIES DUE 2070

The interest payable on any January 7, April 7, July 7 or October 7 will, subject to certain exceptions provided in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at 5:00 p.m., New York City time, on the record date, which shall be the December 22, March 22, June 22 or September 22 (whether or not such December 22, March 22, June 22 or September 22 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized to close) preceding the relevant interest payment date, except that interest payable at the Stated Maturity shall be paid to the person to whom the principal amount is paid. The initial interest payment date will be January 7, 2021. The principal of and the premium, if any, and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

This bond is one of the bonds of a series designated as First Mortgage Bonds, Floating Rate Series due 2070 (sometimes herein referred to as the “2070 Bonds” or the “Bonds”) issued under and in accordance with and secured by an indenture dated as of September 1, 1945, given by the Company (or its predecessor, Consumers Power Company, a Maine corporation) to City Bank Farmers Trust Company (The Bank of New York Mellon, successor) (hereinafter sometimes referred to as the “Trustee”), together with indentures supplemental thereto, heretofore or hereafter executed, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture, the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as provided in the Indenture.

This bond shall bear interest quarterly at the Three-Month LIBOR Rate (as defined below) minus 30 basis points (0.30%) (negative 0.30%, the “Margin”), subject to the provisions (including, for the avoidance of doubt, the benchmark transition provisions (as defined below)) set forth below, reset quarterly, provided that the Interest Rate shall not be less than 0.00%. The Interest Rate for the period from October 7, 2020 to, but excluding, January 7, 2021 was determined in accordance with the provisions set forth below on October 5, 2020. The Interest Rate for each subsequent Interest Period shall be reset quarterly on the related LIBOR Rate Reset Date (as defined below). The Interest Rate in effect on any LIBOR Rate Reset Date will be the applicable Interest Rate as reset on that date, and the Interest Rate applicable to any other day will be the Interest Rate as reset on the immediately preceding LIBOR Rate Reset Date (or, in the case of any day preceding the first LIBOR Rate Reset Date, the Interest Rate that was determined in accordance with the provisions set forth below on October 5, 2020). The Interest Rate for any Interest Period will at no time be higher than the maximum rate then permitted by applicable law.

In any case where any interest payment date, redemption date, repayment date or maturity date of this bond will not be a Business Day (as defined below), then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next day that is a Business Day with the same force and effect as if made on the interest payment date, redemption date, repayment date or maturity date, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date, repayment date or maturity date, as the case may be, to such Business Day; provided, however, that if such next day that is a Business Day in respect of any such interest payment date (but not in respect of any such redemption date, repayment date or maturity date) is in the next succeeding calendar month, then such interest payment date shall be the immediately preceding Business Day. If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date shall be the immediately preceding Business Day.

“Business Day” means any day, other than a Saturday or Sunday, on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system.

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, which initially shall be The Bank of New York Mellon.

“LIBOR Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means (i) the second LIBOR Business Day preceding each LIBOR Rate Reset Date or (ii) October 5, 2020 in the case of the initial Interest Period.

“LIBOR Rate Reset Date” means, subject to the above paragraph immediately preceding the definition of “Business Day,” the January 7, April 7, July 7 and October 7 of each year continuing until the Stated Maturity, commencing on January 7, 2021.

“Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

(1)	On the related LIBOR Interest Determination Date, the Calculation Agent will determine the Three-Month LIBOR Rate, which will be the rate for deposits in U.S. dollars having an index maturity of three months that appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on such interest determination date, the three-month LIBOR does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2)	If the Three-Month LIBOR Rate cannot be determined as described in clause (1) above on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market selected by the Company to provide the Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of three months, beginning on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks (which may include affiliates of underwriters of the Bonds) in New York City selected by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Company are not providing quotations in the manner described by this clause (2), the rate for the Interest Period following the LIBOR Interest Determination Date will be the rate already in effect on that LIBOR Interest Determination Date.

Notwithstanding clause (1) and clause (2) in the preceding paragraph, if the Company (or its Designee (as defined below)) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to the Three-Month LIBOR Rate (or the then-current Benchmark (as defined below), as applicable), then the provisions set forth below under “Effect of Benchmark Transition Event”, which are referred to herein as the “benchmark transition provisions”, shall thereafter apply to all determinations of the rate of interest payable on the Bonds. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that shall be payable for each Interest Period shall be an annual rate equal to the sum of the Benchmark Replacement (as defined below) and the Margin. However, if the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the Interest Rate for the applicable Interest Period shall be equal to the Interest Rate for the immediately preceding Interest Period, as determined by the Company (or its Designee).

Effect of Benchmark Transition Event

If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes relating to the Bonds in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) shall have the right to make Benchmark Replacement Conforming Changes (as defined below) from time to time.

Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this subsection “Effect of Benchmark Transition Event”, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, shall be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Bonds, shall become effective without consent from the holders of the Bonds or any other party. Neither the Trustee nor the Calculation Agent shall have any liability for any determination made by or on behalf of the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

“Benchmark” means, initially, the Three-Month LIBOR Rate; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or any other then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark (as defined below) with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment (as defined below) for such Benchmark; provided, that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)     the sum of (a) Term SOFR (as defined below) and (b) the Benchmark Replacement Adjustment;

(2)     the sum of (a) Compounded SOFR (as defined below) and (b) the Benchmark Replacement Adjustment;

(3)     the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined below) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (as defined below) and (b) the Benchmark Replacement Adjustment;

(4)     the sum of (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment; and

(5)     the sum of (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)     the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined below);

(2)     if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined below); and

(3)     the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin, and the Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Bonds.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “Interest Period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(1)     in the case of clause (1) or clause (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)      a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or shall cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark;

(2)      a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or shall cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark; or

(3)      a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs (as defined below) for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1)      the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)      if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designee” means an independent financial advisor or any other designee of the Company.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (ii) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

All percentages resulting from any calculation of any Interest Rate for the 2070 Bonds will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.876545% (or 0.03876545) being rounded to 3.87655% (or 0.0387655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any Interest Rate for the Bonds less than 0.00% will be deemed to be 0.00% (or 0.0000).

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable Interest Rate for each Interest Period by the Calculation Agent or, in certain circumstances described herein, by the Company or its Designee will be final and binding on the Company, the Trustee, the Calculation Agent and holders of the 2070 Bonds. The holders of the 2070 Bonds may obtain the Interest Rate for the current and preceding Interest Periods by writing the Calculation Agent at The Bank of New York Mellon, Attention: Corporate Trust Administration, 240 Greenwich Street, New York, New York 10286, or any successor appointed by the Company.

In no event shall the Calculation Agent be responsible for determining any substitute for the Three-Month LIBOR Rate or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its Designee and shall have no liability for such actions taken at the direction of the Company.

The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each LIBOR Interest Determination Date, determine the Interest Rate and the Company will calculate the amount of interest payable on the 2070 Bonds in respect of the applicable Interest Period (the “Interest Amount”). The Interest Amount shall be calculated by multiplying the Interest Rate for that Interest Period by a fraction, the numerator of which will be the actual number of days elapsed during that Interest Period (determined by including the first day of the Interest Period and excluding the last day of the Interest Period), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the 2070 Bonds. The determination of the Interest Amount by the Company will (in the absence of willful misconduct, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Trustee, the Calculation Agent or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of the reference banks or the major banks or (ii) failure of the reference banks or the major banks to provide quotations to the Calculation Agent. Promptly upon the determination of the Interest Rate and the calculation of the Interest Amount, the Calculation Agent and the Company, respectively, will notify the Trustee of such Interest Rate and Interest Amount.

Any or all of the 2070 Bonds may be redeemed by the Company at its option, in whole or in part, at any time and from time to time on or after October 7, 2050 and prior to maturity, in amounts of $1,000 or any integral multiple of $1,000 in excess thereof. The redemption price for any such 2070 Bonds being redeemed on any redemption date shall be equal to the applicable percentage of the principal amount of such 2070 Bonds being redeemed set forth in the following table, plus accrued and unpaid interest, if any, on such 2070 Bonds being redeemed to, but not including, the redemption date:

Redemption Date	Percentage
October 7, 2050 to April 6, 2051	105.00%
April 7, 2051 to October 6, 2051	105.00%
October 7, 2051 to April 6, 2052	104.50%
April 7, 2052 to October 6, 2052	104.50%
October 7, 2052 to April 6, 2053	104.00%
April 7, 2053 to October 6, 2053	104.00%
October 7, 2053 to April 6, 2054	103.50%
April 7, 2054 to October 6, 2054	103.50%
October 7, 2054 to April 6, 2055	103.00%
April 7, 2055 to October 6, 2055	103.00%
October 7, 2055 to April 6, 2056	102.50%
April 7, 2056 to October 6, 2056	102.50%
October 7, 2056 to April 6, 2057	102.00%
April 7, 2057 to October 6, 2057	102.00%
October 7, 2057 to April 6, 2058	101.50%
April 7, 2058 to October 6, 2058	101.50%
October 7, 2058 to April 6, 2059	101.00%
April 7, 2059 to October 6, 2059	101.00%
October 7, 2059 to April 6, 2060	100.50%
April 7, 2060 to October 6, 2060	100.50%
October 7, 2060 and thereafter	100.00%

If less than all of the 2070 Bonds are to be redeemed and (i) the 2070 Bonds are in global form, the interests in the 2070 Bonds to be redeemed shall be selected for redemption by The Depository Trust Company, a New York corporation, or its duly appointed successor (the “Depository”), in accordance with the Depository’s standard procedures therefor, or (ii) the 2070 Bonds are in definitive form, the Trustee shall select the 2070 Bonds to be redeemed by lot. Notice of redemption shall be delivered not less than 10 nor more than 60 days prior to the date fixed for redemption to the holders of the 2070 Bonds to be redeemed (which, as long as the 2070 Bonds are held in the book-entry only system, will be the Depository (or its nominee)); provided, however, that the failure to duly deliver such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of the 2070 Bonds as to which there shall have been no such failure or defect. If, at the time a notice of redemption is given, the moneys to fund the redemption price are not on deposit with the Trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the moneys to fund the redemption price on or before the relevant redemption date and such notice of redemption shall be of no force and effect unless such moneys are so received. On and after the date fixed for redemption (unless the Company shall default in the payment of the 2070 Bonds or portions thereof to be redeemed at the applicable redemption price, together with accrued and unpaid interest, if any, thereon to, but not including, such date), interest on the 2070 Bonds or the portions thereof so called for redemption shall cease to accrue.

This bond is not redeemable by the operation of the maintenance and replacement provisions of the Indenture or with the proceeds of released property or in any other manner except as set forth above.

The 2070 Bonds are repayable at the option of the holder of such 2070 Bonds, in whole or in part, on the repayment dates and at the repayment prices (in each case expressed as a percentage of the principal amount of such 2070 Bonds being repaid) set forth in the following table, and on October 7 of every second year thereafter until October 7, 2067 (i.e. commencing on October 7, 2033, through and including October 7, 2067), at 100% of the principal amount of such 2070 Bonds being repaid, plus, in each case, accrued and unpaid interest, if any, on such 2070 Bonds being repaid to, but not including, the repayment date:

Repayment Date	Price
October 7, 2021	98.00%
April 7, 2022	98.00%
October 7, 2022	98.00%
April 7, 2023	98.00%
October 7, 2023	98.00%
April 7, 2024	98.00%
October 7, 2024	98.00%
April 7, 2025	98.00%
October 7, 2025	98.00%
April 7, 2026	99.00%
October 7, 2026	99.00%
April 7, 2027	99.00%
October 7, 2027	99.00%
April 7, 2028	99.00%
October 7, 2028	99.00%
April 7, 2029	99.00%
October 7, 2029	99.00%
April 7, 2030	99.00%
October 7, 2030	99.00%
April 7, 2031	99.00%
October 7, 2031	100.00%

A beneficial owner of a 2070 Bond held in book-entry form shall give notice, at least 30 days but not more than 60 days before the applicable repayment date, to elect to have its 2070 Bonds repaid, through its participant, to the Trustee, and shall effect delivery of such 2070 Bonds by causing the participant to transfer such participant’s interest in the 2070 Bonds, on the Depository’s records, to the Trustee. The requirement for physical delivery of 2070 Bonds in connection with a repayment of the 2070 Bonds at the option of a beneficial owner will be deemed satisfied when the ownership rights in the 2070 Bonds are transferred by participants on the Depository’s records and followed by a book-entry credit of 2070 Bonds to the Trustee’s account at the Depository.

In order for a 2070 Bond not held in book-entry form to be repaid at the option of a holder, the Trustee must receive, at least 30 days but not more than 60 days before the applicable repayment date:

(1)	the 2070 Bond with the form entitled “Option to Elect Repayment” in the 2070 Bond duly completed; or

(2)	a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States, which must set forth:

•	the name of the holder of the 2070 Bond;

•	the principal amount of the 2070 Bond;

•	the principal amount of the 2070 Bond to be repaid;

•              the certificate number or a description of the tenor and terms of the 2070 Bond; and

•              a statement that the option to elect repayment is being exercised and a guarantee that the 2070 Bond to be repaid, together with the duly completed form entitled “Option to Elect Repayment” in the 2070 Bond, will be received by the Trustee not later than the fifth Business Day after the date of that facsimile transmission or letter.

The repayment option may be exercised by the holder of a 2070 Bond for less than the entire principal amount of the 2070 Bond, but, in that event, the principal amount of the 2070 Bond remaining outstanding after repayment must be in an authorized denomination.

If a Tax Event occurs, the Company will have the right to shorten the Stated Maturity of the 2070 Bonds, without the consent of the holders of the 2070 Bonds:

•              to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the Stated Maturity, interest paid on the 2070 Bonds will be deductible for U.S. federal income tax purposes; or

•              if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain the Company’s interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by the Company’s board of directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the 2070 Bonds on that new maturity date will be equal to 100% of the principal amount of the 2070 Bonds, together with accrued and unpaid interest thereon, if any, to, but not including, that new maturity date. If the Company elects to exercise its right to shorten the maturity of the 2070 Bonds when a Tax Event occurs, the Company will give notice to each holder of the 2070 Bonds not more than 60 days after the occurrence of the Tax Event, stating the new maturity date of the 2070 Bonds. If the 2070 Bonds are solely registered in the name of Cede & Co. and traded through the Depository, then such notice will be delivered to the Depository and transmitted by the Depository in accordance with its practices.

“Tax Event” means that, and shall be deemed to have occurred when, the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

•              any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

•              any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); or

•       any amendment to, clarification of or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after September 25, 2020, there is more than an insubstantial increase in the risk that interest paid by the Company on the 2070 Bonds is not, or will not be, deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture. The holders of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in certain cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per centum in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company’s interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and the rights of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture.

The Company reserves the right, without any consent, vote or other action by holders of the 2070 Bonds or any other series created after the Sixty-eighth Supplemental Indenture, to amend the Indenture to reduce the percentage of the principal amount of bonds the holders of which are required to approve any supplemental indenture (other than any supplemental indenture which is subject to the proviso contained in the immediately preceding sentence) (a) from not less than seventy-five per centum (including sixty per centum of each series affected) to not less than a majority in principal amount of the bonds at the time outstanding or (b) in case fewer than all series are affected, not less than a majority in principal amount of the bonds of all affected series, voting together.

No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, or otherwise, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

OPTION TO ELECT REPAYMENT

With respect to First Mortgage Bond

Floating Rate Series Due 2070

of Consumers Energy Company (the “Company”)

If you elect to have this Bond purchased by the Company pursuant to the terms of the Bond,

• check this box: ☐; and

• state the principal amount of this Bond: $____________.

If you want to elect to have only part of this Bond purchased by the Company pursuant to the terms of the Bond,

• check this box: ☐;

• state the principal amount of this Bond to be purchased (must be in denominations of $1,000 or an integral multiple of $1,000 in excess thereof): $____________; and

• state the principal amount of this Bond remaining after such repurchase (must be in denominations of $1,000 or an integral multiple of $1,000 in excess thereof): $____________.

Date: ____________________	By:
Name:
Title:

Signature Guarantee: ____________________

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the registrar of the Bonds, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by such registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Please print name and address of registered holder:

Name: ____________________

Social Security or other Taxpayer Identification Number, if any: ____________________

Address: ____________________________________________________________

{END OF FORM OF REGISTERED BOND OF THE 2070 BONDS}

- - - - - - - - - - - - - - -

AND WHEREAS, all acts and things necessary to make the Bonds, when duly executed by the Company and authenticated by the Trustee or its agent and issued as prescribed in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as supplemented and amended as aforesaid, as well as by this Supplemental Indenture, a valid, binding and legal instrument for the security thereof, have been done and performed, and the creation, execution and delivery of this Supplemental Indenture and the creation, execution and issuance of bonds subject to the terms hereof and of the Indenture, as so supplemented and amended, have in all respects been duly authorized;

NOW, THEREFORE, in consideration of the premises, of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, as supplemented and amended as above set forth, duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on all bonds now outstanding under the Indenture and the $126,497,000 principal amount of the 2070 Bonds, and all other bonds which shall be issued under the Indenture, as supplemented and amended from time to time, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein, and in any indenture supplemental thereto, set forth, the Company has given, granted, bargained, sold, released, transferred, assigned, hypothecated, pledged, mortgaged, confirmed, set over, warranted, alienated and conveyed and by these presents does give, grant, bargain, sell, release, transfer, assign, hypothecate, pledge, mortgage, confirm, set over, warrant, alienate and convey unto The Bank of New York Mellon, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to all the property, described in Section 16 hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, excepting, however, the property, interests and rights specifically excepted from the lien of the Indenture as set forth in the Indenture;

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clause, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof;

SUBJECT, HOWEVER, with respect to such premises, property, franchises and rights, to excepted encumbrances as said term is defined in Section 1.02 of the Indenture, and subject also to all defects and limitations of title and to all encumbrances existing at the time of acquisition.

TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust and their assigns forever;

BUT IN TRUST, NEVERTHELESS, with power of sale for the equal and proportionate benefit and security of the holders of all bonds now or hereafter authenticated and delivered under and secured by the Indenture and interest coupons appurtenant thereto, pursuant to the provisions of the Indenture and of any supplemental indenture, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture and of any supplemental indenture, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual authentication, delivery, issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture; and so that each and every bond now or hereafter authenticated and delivered thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms thereof, be equally and proportionately secured, as if it had been made, executed, authenticated, delivered, sold and negotiated simultaneously with the execution and delivery thereof;

AND IT IS EXPRESSLY DECLARED by the Company that all bonds authenticated and delivered under and secured by the Indenture, as supplemented and amended as above set forth, are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture and indentures supplemental thereto conveyed, assigned, pledged or mortgaged, or intended so to be, are to be dealt with and disposed of under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes expressed in the Indenture, as supplemented and amended as above set forth, and the parties hereto mutually agree as follows:

SECTION 1. There is hereby created one series of bonds (the “2070 Bonds” or the “Bonds”) designated as hereinabove provided, which shall also bear the descriptive title “First Mortgage Bond”, and the form thereof shall be substantially as hereinbefore set forth. The 2070 Bonds shall be issued in the aggregate principal amount of $126,497,000, shall mature on October 7, 2070 (subject to the right of the Company to shorten such maturity upon a Tax Event as provided in Section 7 hereof, the “Stated Maturity”) and shall be issued only as registered bonds without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. The serial numbers of the 2070 Bonds shall be such as may be approved by any officer of the Company, the execution thereof by any such officer either manually or by facsimile signature to be conclusive evidence of such approval. The principal of and the premium, if any, and the interest on said bonds shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the City of New York, designated for that purpose. Additional 2070 Bonds, without limitation as to amount (except as provided in the Indenture), and without the consent of the holders of the then outstanding 2070 Bonds, but with the same terms as such outstanding 2070 Bonds (except the issue price and the issue date and, if applicable, the initial interest accrual date and the initial interest payment date), may be authenticated and delivered in the manner provided in the Indenture, and any such additional 2070 Bonds would constitute a single series with such outstanding 2070 Bonds.

SECTION 2. The 2070 Bonds shall bear interest quarterly at a variable interest rate described herein (the “Interest Rate”), which shall be equal to the Three-Month LIBOR Rate (as defined in this Section 2) minus 30 basis points (0.30%) (negative 0.30%, the “Margin”), subject to the provisions (including, for the avoidance of doubt, the benchmark transition provisions (as defined in this Section 2)) set forth below, reset quarterly, provided that the Interest Rate shall not be less than 0.00%. The Interest Rate for the period from October 7, 2020 to, but excluding, January 7, 2021 was determined in accordance with the provisions set forth below on October 5, 2020. The Interest Rate for each subsequent interest period shall be reset quarterly on the related LIBOR Rate Reset Date (as defined in this Section 2). The Interest Rate in effect on any LIBOR Rate Reset Date will be the applicable Interest Rate as reset on that date, and the Interest Rate applicable to any other day will be the Interest Rate as reset on the immediately preceding LIBOR Rate Reset Date (or, in the case of any day preceding the first LIBOR Rate Reset Date, the Interest Rate that was determined in accordance with the provisions set forth below on October 5, 2020). The Interest Rate for any interest period will at no time be higher than the maximum rate then permitted by applicable law.

If any LIBOR Rate Reset Date falls on a day that is not a Business Day (as defined in Section 14), the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date shall be the immediately preceding Business Day.

“Calculation Agent” means a banking institution or trust company appointed by the Company to act as calculation agent, which initially shall be The Bank of New York Mellon.

“LIBOR Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means (i) the second LIBOR Business Day preceding each LIBOR Rate Reset Date or (ii) October 5, 2020 in the case of the initial interest period.

“LIBOR Rate Reset Date” means, subject to the above paragraph immediately preceding the definition of “Calculation Agent,” the January 7, April 7, July 7 and October 7 of each year continuing until the Stated Maturity, commencing on January 7, 2021.

“Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

(1)   On the related LIBOR Interest Determination Date, the Calculation Agent will determine the Three-Month LIBOR Rate, which will be the rate for deposits in U.S. dollars having an index maturity of three months that appears on the Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), or, if on such interest determination date, the three-month LIBOR does not appear or is not available on the designated Bloomberg L.P. page “BBAM” (or on such other page as may replace the Bloomberg L.P. page “BBAM” on that service), the Reuters Page LIBOR01 (or such other page as may replace the Reuters Page LIBOR01 on that service), as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(2)   If the Three-Month LIBOR Rate cannot be determined as described in clause (1) above on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of four major reference banks in the London Inter-Bank Market selected by the Company to provide the Calculation Agent with their offered quotations for deposits in U.S. dollars for the period of three months, beginning on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount of not less than $1,000,000. If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average of those quotations. If fewer than two quotations are provided, then the Three-Month LIBOR Rate will be the average of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks (which may include affiliates of the Underwriters) in New York City selected by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of not less than $1,000,000. If the banks selected by the Company are not providing quotations in the manner described by this clause (2), the rate for the quarterly interest period following the LIBOR Interest Determination Date will be the rate already in effect on that LIBOR Interest Determination Date.

Notwithstanding clause (1) and clause (2) in the preceding paragraph, if the Company (or its Designee (as defined in this Section 2)) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in this Section 2) have occurred with respect to the Three-Month LIBOR Rate (or the then-current Benchmark, as applicable), then the provisions set forth below under “Effect of Benchmark Transition Event”, which are referred to herein as the “benchmark transition provisions”, shall thereafter apply to all determinations of the rate of interest payable on the Bonds. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that shall be payable for each interest period shall be an annual rate equal to the sum of the Benchmark Replacement and the Margin. However, if the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the Interest Rate for the applicable interest period shall be equal to the Interest Rate for the immediately preceding interest period, as determined by the Company (or its Designee).

Effect of Benchmark Transition Event

If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined in this Section 2) in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes relating to the Bonds in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) shall have the right to make Benchmark Replacement Conforming Changes (as defined in this Section 2) from time to time.

Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this subsection “Effect of Benchmark Transition Event”, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, shall be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the documentation relating to the Bonds, shall become effective without consent from the holders of the Bonds or any other party. Neither the Trustee nor the Calculation Agent shall have any liability for any determination made by or on behalf of the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement.

“Benchmark” means, initially, the Three-Month LIBOR Rate; provided, that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or any other then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark (as defined in this Section 2) with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment (as defined in this Section 2) for such Benchmark; provided, that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)      the sum of (a) Term SOFR (as defined in this Section 2) and (b) the Benchmark Replacement Adjustment;

(2)     the sum of (a) Compounded SOFR (as defined in this Section 2) and (b) the Benchmark Replacement Adjustment;

(3)     the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined in this Section 2) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (as defined in this Section 2) and (b) the Benchmark Replacement Adjustment;

(4)     the sum of (a) the ISDA Fallback Rate (as defined in this Section 2) and (b) the Benchmark Replacement Adjustment; and

(5)     the sum of (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)      the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined in this Section 2);

(2)     if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined in this Section 2); and

(3)     the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin, and the Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Bonds.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of  “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(1)      in the case of clause (1) or clause (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)     in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)      a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or shall cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark;

(2)      a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or shall cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that shall continue to provide the Benchmark; or

(3)      a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs (as defined in this Section 2) for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1)      the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)      if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designee” means an independent financial advisor or any other designee of the Company.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (ii) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

All percentages resulting from any calculation of any Interest Rate for the 2070 Bonds will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 3.876545% (or 0.03876545) being rounded to 3.87655% (or 0.0387655)), and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). Any percentage resulting from any calculation of any Interest Rate for the Bonds less than 0.00% will be deemed to be 0.00% (or 0.0000).

Absent willful misconduct, bad faith or manifest error, the calculation of the applicable Interest Rate for each interest period by the Calculation Agent or, in certain circumstances described herein, by the Company or its Designee will be final and binding on the Company, the Trustee, the Calculation Agent and holders of the 2070 Bonds. The holders of the 2070 Bonds may obtain the Interest Rate for the current and preceding interest periods by writing the Calculation Agent at The Bank of New York Mellon, Attention: Corporate Trust Administration, 240 Greenwich Street, New York, New York 10286, or any successor appointed by the Company.

In no event shall the Calculation Agent be responsible for determining any substitute for the Three-Month LIBOR Rate or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent shall be entitled to conclusively rely on any determinations made by the Company or its Designee and shall have no liability for such actions taken at the direction of the Company.

The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each LIBOR Interest Determination Date, determine the Interest Rate and the Company will calculate the amount of interest payable on the 2070 Bonds in respect of the applicable interest period (the “Interest Amount”). The Interest Amount shall be calculated by multiplying the Interest Rate for that interest period by a fraction, the numerator of which will be the actual number of days elapsed during that interest period (determined by including the first day of the interest period and excluding the last day of the interest period), and the denominator of which will be 360, and by multiplying the result by the aggregate principal amount of the 2070 Bonds. The determination of the Interest Amount by the Company will (in the absence of willful misconduct, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Trustee, the Calculation Agent or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of the reference banks or the major banks or (ii) failure of the reference banks or the major banks to provide quotations to the Calculation Agent. Promptly upon the determination of the Interest Rate and the calculation of the Interest Amount, the Calculation Agent and the Company, respectively, will notify the Trustee of such Interest Rate and Interest Amount.

SECTION 3.

SECTION 3.01 Form of Bonds.

The 2070 Bonds shall be issued initially in the form of one or more permanent global Bonds in definitive, fully registered form without interest coupons with the global securities legend appearing in the form of 2070 Bond hereinbefore set forth endorsed thereon (a “Global Bond”), which shall be deposited on behalf of the purchasers of the Bonds represented thereby with the Trustee, at its corporate trust office, as securities custodian (or with such other securities custodian as the Depository (as defined in this Section 3) may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. The depository for the Global Bonds shall be The Depository Trust Company, a New York corporation, or its duly appointed successor (the “Depository”). This Section 3.01 shall apply only to a Global Bond deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in the case of each of the 2070 Bonds in accordance with this Section 3.01, authenticate and deliver initially one or more Global Bonds for the 2070 Bonds which (a) shall be registered in the name of the Depository or the nominee of the Depository and (b) shall be delivered by the Trustee to the Depository or pursuant to the Depository’s instructions or held by the Trustee as securities custodian.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Bond held on their behalf by the Depository or by the Trustee as the securities custodian or under such Global Bond, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.

Except as provided in this Section 3.01, Section 3.02 or Section 3.03, owners of beneficial interests in Global Bonds shall not be entitled to receive physical delivery of certificated Bonds.

SECTION 3.02. Transfer and Exchange.

(a)               Transfer and Exchange of Global Bonds.

(i)            The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

(ii)           Notwithstanding any other provision of this Supplemental Indenture (other than the provisions set forth in Section 3.03), a Global Bond may not be transferred as a whole or in part except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(b)               Cancellation or Adjustment of Global Bond. At such time as all beneficial interests in a Global Bond have either been exchanged for certificated Bonds, redeemed, purchased or canceled, such Global Bond shall be canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for certificated Bonds, redeemed, purchased or canceled, the principal amount of Bonds represented by such Global Bond shall be reduced and an adjustment shall be made on the books and records of the securities custodian with respect to such Global Bond.

(c)               Obligations with Respect to Transfers and Exchanges of Bonds.

(i)                     To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Bonds and Global Bonds at the security registrar’s request.

(ii)                    No service charge shall be made for registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith.

(iii)                   Prior to the due presentation for registration of transfer of any Bond, the Company, the Trustee, the paying agent or the security registrar may deem and treat the person in whose name a Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and premium, if any, and (subject to the record date provisions of the Bonds) interest on such Bond and for all other purposes whatsoever, whether or not such Bond is overdue, and none of the Company, the Trustee, the paying agent or the security registrar shall be affected by notice to the contrary.

(iv)                   All Bonds issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Bonds surrendered upon such transfer or exchange.

(d)               No Obligation of Trustee.

(i)                    The Trustee (whether in its capacity as Trustee or otherwise) shall have no responsibility or obligation to any beneficial owner of a Global Bond, Agent Member or other person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Bonds or with respect to the delivery to any Agent Member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds. All notices and communications to be given to the holders and all payments to be made to holders under the Bonds shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Global Bond). The rights of beneficial owners in any Global Bond shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.

(ii)                     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Bond (including any transfers between or among Agent Members or beneficial owners in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture.

SECTION 3.03. Certificated Bonds.

(a)               A Global Bond deposited with the Depository or with the Trustee as securities custodian pursuant to Section 3.01 shall be transferred to the beneficial owners thereof in the form of certificated Bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only if such transfer complies with and is permitted by this Section 3.03 and complies with the conditions set forth in Article II of the Indenture.

(b)               Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section 3.03 shall be surrendered by the Depository to the Trustee at its corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of certificated Bonds of authorized denominations. Any portion of a Global Bond transferred pursuant to this Section 3.03 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct.

(c)               Subject to the provisions of Section 3.03(b), the registered holder of a Global Bond shall be entitled to grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which such holder is entitled to take under the Indenture or the Bonds.

(d)              If the Depository at any time is unwilling or unable to continue as a depository, defaults in the performance of its duties as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 or other applicable statute or regulation, and a successor depository is not appointed by the Company within 90 days, the Company will issue Bonds in definitive form in exchange for the global securities relating to the Bonds. In addition, the Company may at any time and in its sole discretion and subject to the Depository’s procedures determine not to have the Bonds or portions of the Bonds represented by one or more global securities and, in that event, will issue individual Bonds in exchange for the global security or securities representing such Bonds. Further, if the Company so specifies with respect to the Bonds, an owner of a beneficial interest in a global security representing the Bonds may, on terms acceptable to the Company and the depositary for the global security, receive individual Bonds in exchange for the beneficial interest. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of Bonds represented by the global security equal in principal amount to the beneficial interest, and to have the Bonds registered in its name. Bonds so issued in definitive form will be issued as registered Bonds in denominations of $1,000 and integral multiples of $1,000.

SECTION 4. Any or all of the 2070 Bonds may be redeemed by the Company at its option, in whole or in part, at any time and from time to time on or after October 7, 2050 and prior to maturity, in amounts of $1,000 or any integral multiple of $1,000 in excess thereof. The redemption price for any such 2070 Bonds being redeemed on any redemption date shall be equal to the applicable percentage of the principal amount of such 2070 Bonds being redeemed set forth in the following table, plus accrued and unpaid interest, if any, on such 2070 Bonds being redeemed to, but not including, the redemption date:

Redemption Date	Percentage
October 7, 2050 to April 6, 2051	105.00%
April 7, 2051 to October 6, 2051	105.00%
October 7, 2051 to April 6, 2052	104.50%
April 7, 2052 to October 6, 2052	104.50%
October 7, 2052 to April 6, 2053	104.00%
April 7, 2053 to October 6, 2053	104.00%
October 7, 2053 to April 6, 2054	103.50%
April 7, 2054 to October 6, 2054	103.50%
October 7, 2054 to April 6, 2055	103.00%
April 7, 2055 to October 6, 2055	103.00%
October 7, 2055 to April 6, 2056	102.50%
April 7, 2056 to October 6, 2056	102.50%
October 7, 2056 to April 6, 2057	102.00%
April 7, 2057 to October 6, 2057	102.00%
October 7, 2057 to April 6, 2058	101.50%
April 7, 2058 to October 6, 2058	101.50%
October 7, 2058 to April 6, 2059	101.00%
April 7, 2059 to October 6, 2059	101.00%
October 7, 2059 to April 6, 2060	100.50%
April 7, 2060 to October 6, 2060	100.50%
October 7, 2060 and thereafter	100.00%

If less than all of the 2070 Bonds are to be redeemed and (i) the 2070 Bonds are in global form, the interests in the 2070 Bonds to be redeemed shall be selected for redemption by the Depository, in accordance with the Depository’s standard procedures therefor, or (ii) the 2070 Bonds are in definitive form, the Trustee shall select the 2070 Bonds to be redeemed by lot. Notice of redemption shall be delivered not less than 10 nor more than 60 days prior to the date fixed for redemption to the holders of the 2070 Bonds to be redeemed (which, as long as the 2070 Bonds are held in the book-entry only system, will be the Depository (or its nominee)); provided, however, that the failure to duly deliver such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of the 2070 Bonds as to which there shall have been no such failure or defect. If, at the time a notice of redemption is given, the moneys to fund the redemption price are not on deposit with the Trustee, then, if such notice so provides, the redemption shall be subject to the receipt of the moneys to fund the redemption price on or before the relevant redemption date and such notice of redemption shall be of no force and effect unless such moneys are so received. On and after the date fixed for redemption (unless the Company shall default in the payment of the 2070 Bonds or portions thereof to be redeemed at the applicable redemption price, together with accrued and unpaid interest, if any, thereon to, but not including, such date), interest on the 2070 Bonds or the portions thereof so called for redemption shall cease to accrue.

SECTION 5. The Bonds are not redeemable by the operation of the maintenance and replacement provisions of the Indenture or with the proceeds of released property or in any other manner except as set forth in Section 4 hereof.

SECTION 6. The 2070 Bonds are repayable at the option of the holder of such 2070 Bonds, in whole or in part, on the repayment dates and at the repayment prices (in each case expressed as a percentage of the principal amount of such 2070 Bonds being repaid) set forth in the following table, and on October 7 of every second year thereafter until October 7, 2067 (i.e. commencing on October 7, 2033, through and including October 7, 2067), at 100% of the principal amount of such 2070 Bonds being repaid, plus, in each case, accrued and unpaid interest, if any, on such 2070 Bonds being repaid to, but not including, the repayment date:

Repayment Date	Price
October 7, 2021	98.00%
April 7, 2022	98.00%
October 7, 2022	98.00%
April 7, 2023	98.00%
October 7, 2023	98.00%
April 7, 2024	98.00%
October 7, 2024	98.00%
April 7, 2025	98.00%
October 7, 2025	98.00%
April 7, 2026	99.00%
October 7, 2026	99.00%
April 7, 2027	99.00%
October 7, 2027	99.00%
April 7, 2028	99.00%
October 7, 2028	99.00%
April 7, 2029	99.00%
October 7, 2029	99.00%
April 7, 2030	99.00%
October 7, 2030	99.00%
April 7, 2031	99.00%
October 7, 2031	100.00%

A beneficial owner of a 2070 Bond held in book-entry form shall give notice, at least 30 days but not more than 60 days before the applicable repayment date, to elect to have its 2070 Bonds repaid, through its participant, to the Trustee, and shall effect delivery of such 2070 Bonds by causing the participant to transfer such participant’s interest in the 2070 Bonds, on the Depository’s records, to the Trustee. The requirement for physical delivery of 2070 Bonds in connection with a repayment of the 2070 Bonds at the option of a beneficial owner will be deemed satisfied when the ownership rights in the 2070 Bonds are transferred by participants on the Depository’s records and followed by a book-entry credit of 2070 Bonds to the Trustee’s account at the Depository.

In order for a 2070 Bond not held in book-entry form to be repaid at the option of a holder, the Trustee must receive, at least 30 days but not more than 60 days before the applicable repayment date:

(1)	the 2070 Bond with the form entitled “Option to Elect Repayment” in the 2070 Bond duly completed; or

(2)	a facsimile transmission or a letter from a member of a national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States, which must set forth:

•       the name of the holder of the 2070 Bond;

•       the principal amount of the 2070 Bond;

•       the principal amount of the 2070 Bond to be repaid;

•       the certificate number or a description of the tenor and terms of the 2070 Bond; and

•       a statement that the option to elect repayment is being exercised and a guarantee that the 2070 Bond to be repaid, together with the duly completed form entitled “Option to Elect Repayment” in the 2070 Bond, will be received by the Trustee not later than the fifth Business Day after the date of that facsimile transmission or letter.

The repayment option may be exercised by the holder of a 2070 Bond for less than the entire principal amount of the 2070 Bond, but, in that event, the principal amount of the 2070 Bond remaining outstanding after repayment must be in an authorized denomination.

SECTION 7. If a Tax Event occurs, the Company will have the right to shorten the Stated Maturity of the 2070 Bonds, without the consent of the holders of the 2070 Bonds:

•       to the minimum extent required, in the opinion of nationally recognized independent tax counsel, so that, after shortening the Stated Maturity, interest paid on the 2070 Bonds will be deductible for U.S. federal income tax purposes; or

•       if that counsel cannot opine definitively as to such a minimum period, the minimum extent so required to maintain the Company’s interest deduction,

in each case, to the extent deductible under current law, as determined in good faith by the Company’s board of directors, after receipt of an opinion of that counsel regarding the applicable legal standards. In that case, the amount payable on the 2070 Bonds on that new maturity date will be equal to 100% of the principal amount of the 2070 Bonds, together with accrued and unpaid interest thereon, if any, to, but not including, that new maturity date. If the Company elects to exercise its right to shorten the maturity of the 2070 Bonds when a Tax Event occurs, the Company will give notice to each holder of the 2070 Bonds not more than 60 days after the occurrence of the Tax Event, stating the new maturity date of the 2070 Bonds. If the 2070 Bonds are solely registered in the name of Cede & Co. and traded through the Depository, then such notice will be delivered to the Depository and transmitted by the Depository in accordance with its practices.

“Tax Event” means that, and shall be deemed to have occurred when, the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of:

•       any amendment to, clarification of or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States;

•       any judicial decision, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “Administrative or Judicial Action”); or

•       any amendment to, clarification of or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, in each case, occurring on or after September 25, 2020, there is more than an insubstantial increase in the risk that interest paid by the Company on the 2070 Bonds is not, or will not be, deductible, in whole or in part, by the Company for U.S. federal income tax purposes.

SECTION 8. The Company reserves the right, without any consent, vote or other action by the holders of the Bonds or of any subsequent series of bonds issued under the Indenture, to make such amendments to the Indenture, as supplemented, as shall be necessary in order to amend Section 17.02 to read as follows:

SECTION 17.02. With the consent of the holders of not less than a majority in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if fewer than all series are affected, not less than a majority in principal amount of the bonds at the time outstanding of each series the rights of the holders of which are affected, voting together, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium payable on the redemption thereof, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property. The Trustee may in its discretion determine whether or not, in accordance with the foregoing, bonds of any particular series would be affected by any supplemental indenture and any such determination shall be conclusive upon the holders of bonds of such series and all other series. Subject to the provisions of Sections 16.02 and 16.03 hereof, the Trustee shall not be liable for any determination made in good faith in connection herewith.

Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

The Company and the Trustee, if they so elect, and either before or after such consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to ask such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto.

Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9. The Company hereby appoints the Trustee as paying agent, calculation agent, registrar and transfer agent for the Bonds.

SECTION 10. Section 2.01 of the Indenture, as heretofore amended, is hereby further amended by changing the figure “$11,000,000,000” in the first sentence thereof to read “$14,000,000,000”.

SECTION 11. As supplemented and amended as above set forth, the Indenture is in all respects ratified and confirmed, and the Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

SECTION 12. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or of the Indenture as hereby supplemented or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein (other than those contained in the tenth and eleventh recitals hereof), all of which recitals and statements are made solely by the Company.

SECTION 13. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

SECTION 14. In any case where any interest payment date, redemption date, repayment date or maturity date of any 2070 Bond will not be a Business Day, then payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next day that is a Business Day with the same force and effect as if made on the interest payment date, redemption date, repayment date or maturity date, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date, repayment date or maturity date, as the case may be, to such Business Day; provided, however, that if such next day that is a Business Day in respect of any such interest payment date (but not in respect of any such redemption date, repayment date or maturity date) is in the next succeeding calendar month, then such interest payment date shall be the immediately preceding Business Day. In the event the date of any notice required or permitted hereunder shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of any supplemental indenture thereto) such notice need not be made on such date, but may be made on the next day that is a Business Day with the same force and effect as if made on the date fixed for such notice. “Business Day” means, with respect to Sections 2 and 6 and this Section 14, any day, other than a Saturday or Sunday, on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and on which interbank wire transfers can be made on the Fedwire system.

SECTION 15. This Supplemental Indenture and the 2070 Bonds shall be governed by and deemed to be a contract under, and construed in accordance with, the laws of the State of Michigan, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

SECTION 16. Detailed Description of Property Mortgaged:

I.

ELECTRIC GENERATING PLANTS AND DAMS

All the electric generating plants and stations of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including all powerhouses, buildings, reservoirs, dams, pipelines, flumes, structures and works and the land on which the same are situated and all water rights and all other lands and easements, rights of way, permits, privileges, towers, poles, wires, machinery, equipment, appliances, appurtenances and supplies and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such plants and stations or any of them, or adjacent thereto.

II.

ELECTRIC TRANSMISSION LINES

All the electric transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including towers, poles, pole lines, wires, switches, switch racks, switchboards, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation. Also all the real property, rights of way, easements, permits, privileges and rights for or relating to the construction, maintenance or operation of certain transmission lines, the land and rights for which are owned by the Company, which are either not built or now being constructed.

III.

ELECTRIC DISTRIBUTION SYSTEMS

All the electric distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, conduits, manholes, cables, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

IV.

ELECTRIC SUBSTATIONS, SWITCHING STATIONS AND SITES

All the substations, switching stations and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for transforming, regulating, converting or distributing or otherwise controlling electric current at any of its plants and elsewhere, together with all buildings, transformers, wires, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such substations and switching stations, or adjacent thereto, with sites to be used for such purposes.

V.

GAS COMPRESSOR STATIONS, GAS PROCESSING PLANTS,
DESULPHURIZATION STATIONS, METERING STATIONS, ODORIZING STATIONS, REGULATORS AND SITES

All the compressor stations, processing plants, desulphurization stations, metering stations, odorizing stations, regulators and sites of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, for compressing, processing, desulphurizing, metering, odorizing and regulating manufactured or natural gas at any of its plants and elsewhere, together with all buildings, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such purposes, with sites to be used for such purposes.

VI.

GAS STORAGE FIELDS

The natural gas rights and interests of the Company, including wells and well lines (but not including natural gas, oil and minerals), the gas gathering system, the underground gas storage rights, the underground gas storage wells and injection and withdrawal system used in connection therewith, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture: In the Overisel Gas Storage Field, located in the Township of Overisel, Allegan County, and in the Township of Zeeland, Ottawa County, Michigan; in the Northville Gas Storage Field located in the Township of Salem, Washtenaw County, Township of Lyon, Oakland County, and the Townships of Northville and Plymouth and City of Plymouth, Wayne County, Michigan; in the Salem Gas Storage Field, located in the Township of Salem, Allegan County, and in the Township of Jamestown, Ottawa County, Michigan; in the Ray Gas Storage Field, located in the Townships of Ray and Armada, Macomb County, Michigan; in the Lenox Gas Storage Field, located in the Townships of Lenox and Chesterfield, Macomb County, Michigan; in the Ira Gas Storage Field, located in the Township of Ira, St. Clair County, Michigan; in the Puttygut Gas Storage Field, located in the Township of Casco, St. Clair County, Michigan; in the Four Corners Gas Storage Field, located in the Townships of Casco, China, Cottrellville and Ira, St. Clair County, Michigan; in the Swan Creek Gas Storage Field, located in the Townships of Casco and Ira, St. Clair County, Michigan; and in the Hessen Gas Storage Field, located in the Townships of Casco and Columbus, St. Clair County, Michigan.

VII.

GAS TRANSMISSION LINES

All the gas transmission lines of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including gas mains, pipes, pipelines, gates, valves, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them or adjacent thereto; together with all real property, right of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways, within as well as without the corporate limits of any municipal corporation.

VIII.

GAS DISTRIBUTION SYSTEMS

All the gas distribution systems of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including tunnels, conduits, gas mains and pipes, service pipes, fittings, gates, valves, connections, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, grants and rights, for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation.

IX.

OFFICE BUILDINGS, SERVICE BUILDINGS, GARAGES, ETC.

All office, garage, service and other buildings of the Company, wherever located, in the State of Michigan, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together with the land on which the same are situated and all easements, rights of way and appurtenances to said lands, together with all furniture and fixtures located in said buildings.

X.

TELEPHONE PROPERTIES AND
RADIO COMMUNICATION EQUIPMENT

All telephone lines, switchboards, systems and equipment of the Company, constructed or otherwise acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, used or available for use in the operation of its properties, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such telephone properties or any of them or adjacent thereto; together with all real estate, rights of way, easements, permits, privileges, franchises, property, devices or rights related to the dispatch, transmission, reception or reproduction of messages, communications, intelligence, signals, light, vision or sound by electricity, wire or otherwise, including all telephone equipment installed in buildings used as general and regional offices, substations and generating stations and all telephone lines erected on towers and poles; and all radio communication equipment of the Company, together with all property, real or personal (except any in the Indenture expressly excepted), fixed stations, towers, auxiliary radio buildings and equipment, and all appurtenances used in connection therewith, wherever located, in the State of Michigan.

XI.

OTHER REAL PROPERTY

All other real property of the Company and all interests therein, of every nature and description (except any in the Indenture expressly excepted) wherever located, in the State of Michigan, acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture. Such real property includes but is not limited to the following described property, such property is subject to any interests that were excepted or reserved in the conveyance to the Company:

ALCONA COUNTY

Certain land in Caledonia Township, Alcona County, Michigan described as:

The East 330 feet of the South 660 feet of the SW 1/4 of the SW 1/4 of Section 8, T28N, R8E, except the West 264 feet of the South 330 feet thereof; said land being more particularly described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section, run thence East along the South line of said section 1243 feet to the place of beginning of this description, thence continuing East along said South line of said section 66 feet to the West 1/8 line of said section, thence N 02 degrees 09’ 30” E along the said West 1/8 line of said section 660 feet, thence West 330 feet, thence S 02 degrees 09’ 30” W, 330 feet, thence East 264 feet, thence S 02 degrees 09’ 30” W, 330 feet to the place of beginning.

ALLEGAN COUNTY

Certain land in Lee Township, Allegan County, Michigan described as:

The NE 1/4 of the NW 1/4 of Section 16, T1N, R15W.

ALPENA COUNTY

Certain land in Wilson and Green Townships, Alpena County, Michigan described as:

All that part of the S’ly 1/2 of the former Boyne City-Gaylord and Alpena Railroad right of way, being the Southerly 50 feet of a 100 foot strip of land formerly occupied by said Railroad, running from the East line of Section 31, T31N, R7E, Southwesterly across said Section 31 and Sections 5 and 6 of T30N, R7E and Sections 10, 11 and the E 1/2 of Section 9, except the West 1646 feet thereof, all in T30N, R6E.

ANTRIM COUNTY

Certain land in Mancelona Township, Antrim County, Michigan described as:

The S 1/2 of the NE 1/4 of Section 33, T29N, R6W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the State of Michigan to August W. Schack and Emma H. Schack, his wife, dated April 15, 1946 and recorded May 20, 1946 in Liber 97 of Deeds on page 682 of Antrim County Records.

ARENAC COUNTY

Certain land in Standish Township, Arenac County, Michigan described as:

A parcel of land in the SW 1/4 of the NW 1/4 of Section 12, T18N, R4E, described as follows: To find the place of beginning of said parcel of land, commence at the Northwest corner of Section 12, T18N, R4E; run thence South along the West line of said section, said West line of said section being also the center line of East City Limits Road 2642.15 feet to the W 1/4 post of said section and the place of beginning of said parcel of land; running thence N 88 degrees 26’ 00” E along the East and West 1/4 line of said section, 660.0 feet; thence North parallel with the West line of said section, 310.0 feet; thence S 88 degrees 26’ 00” W, 330.0 feet; thence South parallel with the West line of said section, 260.0 feet; thence S 88 degrees 26’ 00” W, 330.0 feet to the West line of said section and the center line of East City Limits Road; thence South along the said West line of said section, 50.0 feet to the place of beginning.

BARRY COUNTY

Certain land in Johnstown Township, Barry County, Michigan described as:

A strip of land 311 feet in width across the SW 1/4 of the NE 1/4 of Section 31, T1N, R8W, described as follows: To find the place of beginning of this description, commence at the E ¼ post of said section; run thence N 00 degrees 55’ 00” E along the East line of said section, 555.84 feet; thence N 59 degrees 36’ 20” W, 1375.64 feet; thence N 88 degrees 30’ 00” W, 130 feet to a point on the East 1/8 line of said section and the place of beginning of this description; thence continuing N 88 degrees 30’ 00” W, 1327.46 feet to the North and South 1/4 line of said section; thence S 00 degrees 39’35” W along said North and South 1/4 line of said section, 311.03 feet to a point, which said point is 952.72 feet distant N’ly from the East and West 1/4 line of said section as measured along said North and South 1/4 line of said section; thence S 88 degrees 30’ 00” E, 1326.76 feet to the East 1/8 line of said section; thence N 00 degrees 47’ 20” E along said East 1/8 line of said section, 311.02 feet to the place of beginning.

BAY COUNTY

Certain land in Frankenlust Township, Bay County, Michigan described as:

The South 250 feet of the N 1/2 of the W 1/2 of the W 1/2 of the SE 1/4 of Section 9, T13N, R4E.

BENZIE COUNTY

Certain land in Benzonia Township, Benzie County, Michigan described as:

A parcel of land in the Northeast 1/4 of Section 7, Township 26 North, Range 14 West, described as beginning at a point on the East line of said Section 7, said point being 320 feet North measured along the East line of said section from the East 1/4 post; running thence West 165 feet; thence North parallel with the East line of said section 165 feet; thence East 165 feet to the East line of said section; thence South 165 feet to the place of beginning.

BRANCH COUNTY

Certain land in Girard Township, Branch County, Michigan described as:

A parcel of land in the NE 1/4 of Section 23 T5S, R6W, described as beginning at a point on the North and South quarter line of said section at a point 1278.27 feet distant South of the North quarter post of said section, said distance being measured along the North and South quarter line of said section, running thence S89 degrees21’E 250 feet, thence North along a line parallel with the said North and South quarter line of said section 200 feet, thence N89 degrees 21’W 250 feet to the North and South quarter line of said section, thence South along said North and South quarter line of said section 200 feet to the place of beginning.

CALHOUN COUNTY

Certain land in Convis Township, Calhoun County, Michigan described as:

A parcel of land in the SE 1/4 of the SE 1/4 of Section 32, T1S, R6W, described as follows: To find the place of beginning of this description, commence at the Southeast corner of said section; run thence North along the East line of said section 1034.32 feet to the place of beginning of this description; running thence N 89 degrees 39’ 52” W, 333.0 feet; thence North 290.0 feet to the South 1/8 line of said section; thence S 89 degrees 39’ 52” E along said South 1/8 line of said section 333.0 feet to the East line of said section; thence South along said East line of said section 290.0 feet to the place of beginning. (Bearings are based on the East line of Section 32, T1S, R6W, from the Southeast corner of said section to the Northeast corner of said section assumed as North.)

CASS COUNTY

Certain easement rights located across land in Marcellus Township, Cass County, Michigan described as:

The East 6 rods of the SW 1/4 of the SE 1/4 of Section 4, T5S, R13W.

CHARLEVOIX COUNTY

Certain land in South Arm Township, Charlevoix County, Michigan described as:

A parcel of land in the SW 1/4 of Section 29, T32N, R7W, described as follows: Beginning at the Southwest corner of said section and running thence North along the West line of said section 788.25 feet to a point which is 528 feet distant South of the South 1/8 line of said section as measured along the said West line of said section; thence N 89 degrees 30’ 19” E, parallel with said South 1/8 line of said section 442.1 feet; thence South 788.15 feet to the South line of said section; thence S 89 degrees 29’ 30” W, along said South line of said section 442.1 feet to the place of beginning.

CHEBOYGAN COUNTY

Certain land in Inverness Township, Cheboygan County, Michigan described as:

A parcel of land in the SW frl 1/4 of Section 31, T37N, R2W, described as beginning at the Northwest corner of the SW frl 1/4, running thence East on the East and West quarter line of said Section, 40 rods, thence South parallel to the West line of said Section 40 rods, thence West 40 rods to the West line of said Section, thence North 40 rods to the place of beginning.

CLARE COUNTY

Certain land in Frost Township, Clare County, Michigan described as:

The East 150 feet of the North 225 feet of the NW 1/4 of the NW 1/4 of Section 15, T20N, R4W.

CLINTON COUNTY

Certain land in Watertown Township, Clinton County, Michigan described as:

The NE 1/4 of the NE 1/4 of the SE 1/4 of Section 22, and the North 165 feet of the NW 1/4 of the NE 1/4 of the SE 1/4 of Section 22, T5N, R3W.

CRAWFORD COUNTY

Certain land in Lovells Township, Crawford County, Michigan described as:

A parcel of land in Section 1, T28N, R1W, described as: Commencing at NW corner said section; thence South 89 degrees53’30” East along North section line 105.78 feet to point of beginning; thence South 89 degrees53’30” East along North section line 649.64 feet; thence South 55 degrees 42’30” East 340.24 feet; thence South 55 degrees 44’ 37”“ East 5,061.81 feet to the East section line; thence South 00 degrees 00’ 08”“ West along East section line 441.59 feet; thence North 55 degrees 44’ 37” West 5,310.48 feet; thence North 55 degrees 42’30” West 877.76 feet to point of beginning.

EATON COUNTY

Certain land in Eaton Township, Eaton County, Michigan described as:

A parcel of land in the SW 1/4 of Section 6, T2N, R4W, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence N 89 degrees 51’ 30” E along the South line of said section 400 feet to the place of beginning of this description; thence continuing N 89 degrees 51’ 30” E, 500 feet; thence N 00 degrees 50’ 00” W, 600 feet; thence S 89 degrees 51’ 30” W parallel with the South line of said section 500 feet; thence S 00 degrees 50’ 00” E, 600 feet to the place of beginning.

EMMET COUNTY

Certain land in Wawatam Township, Emmet County, Michigan described as:

The West 1/2 of the Northeast 1/4 of the Northeast 1/4 of Section 23, T39N, R4W.

GENESEE COUNTY

Certain land in Argentine Township, Genesee County, Michigan described as:

A parcel of land of part of the SW 1/4 of Section 8, T5N, R5E, being more particularly described as follows:

Beginning at a point of the West line of Duffield Road, 100 feet wide, (as now established) distant 829.46 feet measured N01 degrees 42’56”W and 50 feet measured S88 degrees 14’04”W from the South quarter corner, Section 8, T5N, R5E; thence S88 degrees 14’04”W a distance of 550 feet; thence N01 degrees 42’56”W a distance of 500 feet to a point on the North line of the South half of the Southwest quarter of said Section 8; thence N88 degrees 14’04”E along the North line of South half of the Southwest quarter of said Section 8 a distance 550 feet to a point on the West line of Duffield Road, 100 feet wide (as now established); thence S01 degrees 42’56”E along the West line of said Duffield Road a distance of 500 feet to the point of beginning.

GLADWIN COUNTY

Certain land in Secord Township, Gladwin County, Michigan described as:

The East 400 feet of the South 450 feet of Section 2, T19N, R1E.

GRAND TRAVERSE COUNTY

Certain land in Mayfield Township, Grand Traverse County, Michigan described as:

A parcel of land in the Northwest 1/4 of Section 3, T25N, R11W, described as follows: Commencing at the Northwest corner of said section, running thence S 89 degrees19’15” E along the North line of said section and the center line of Clouss Road 225 feet, thence South 400 feet, thence N 89 degrees19’15” W 225 feet to the West line of said section and the center line of Hannah Road, thence North along the West line of said section and the center line of Hannah Road 400 feet to the place of beginning for this description.

GRATIOT COUNTY

Certain land in Fulton Township, Gratiot County, Michigan described as:

A parcel of land in the NE 1/4 of Section 7, Township 9 North, Range 3 West, described as beginning at a point on the North line of George Street in the Village of Middleton, which is 542 feet East of the North and South one-quarter (1/4) line of said Section 7; thence North 100 feet; thence East 100 feet; thence South 100 feet to the North line of George Street; thence West along the North line of George Street 100 feet to place of beginning.

HILLSDALE COUNTY

Certain land in Litchfield Village, Hillsdale County, Michigan described as:

Lot 238 of Assessors Plat of the Village of Litchfield.

HURON COUNTY

Certain easement rights located across land in Sebewaing Township, Huron County, Michigan described as:

The North 1/2 of the Northwest 1/4 of Section 15, T15N, R9E.

INGHAM COUNTY

Certain land in Vevay Township, Ingham County, Michigan described as:

A parcel of land 660 feet wide in the Southwest 1/4 of Section 7 lying South of the centerline of Sitts Road as extended to the North-South 1/4 line of said Section 7, T2N, R1W, more particularly described as follows: Commence at the Southwest corner of said Section 7, thence North along the West line of said Section 2502.71 feet to the centerline of Sitts Road; thence South 89 degrees54’45” East along said centerline 2282.38 feet to the place of beginning of this description; thence continuing South 89 degrees54’45” East along said centerline and said centerline extended 660.00 feet to the North-South 1/4 line of said section; thence South 00 degrees07’20” West 1461.71 feet; thence North 89 degrees34’58” West 660.00 feet; thence North 00 degrees07’20” East 1457.91 feet to the centerline of Sitts Road and the place of beginning.

IONIA COUNTY

Certain land in Sebewa Township, Ionia County, Michigan described as:

A strip of land 280 feet wide across that part of the SW 1/4 of the NE 1/4 of Section 15, T5N, R6W, described as follows:

To find the place of beginning of this description commence at the E 1/4 corner of said section; run thence N 00 degrees 05’ 38” W along the East line of said section, 1218.43 feet; thence S 67 degrees 18’ 24” W, 1424.45 feet to the East 1/8 line of said section and the place of beginning of this description; thence continuing S 67 degrees 18’ 24” W, 1426.28 feet to the North and South 1/4 line of said section at a point which said point is 105.82 feet distant N’ly of the center of said section as measured along said North and South 1/4 line of said section; thence N 00 degrees 04’ 47” E along said North and South 1/4 line of said section, 303.67 feet; thence N 67 degrees 18’ 24” E, 1425.78 feet to the East 1/8 line of said section; thence S 00 degrees 00’ 26” E along said East 1/8 line of said section, 303.48 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R6W, from the E 1/4 corner of said section to the Northeast corner of said section assumed as N 00 degrees 05’ 38” W.)

IOSCO COUNTY

Certain land in Alabaster Township, Iosco County, Michigan described as:

A parcel of land in the NW 1/4 of Section 34, T21N, R7E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence South along the North and South 1/4 line of said section, 1354.40 feet to the place of beginning of this description; thence continuing South along the said North and South 1/4 line of said section, 165.00 feet to a point on the said North and South 1/4 line of said section which said point is 1089.00 feet distant North of the center of said section; thence West 440.00 feet; thence North 165.00 feet; thence East 440.00 feet to the said North and South 1/4 line of said section and the place of beginning.

ISABELLA COUNTY

Certain land in Chippewa Township, Isabella County, Michigan described as:

The North 8 rods of the NE 1/4 of the SE 1/4 of Section 29, T14N, R3W.

JACKSON COUNTY

Certain land in Waterloo Township, Jackson County, Michigan described as:

A parcel of land in the North fractional part of the N fractional 1/2 of Section 2, T1S, R2E, described as follows: To find the place of beginning of this description commence at the E 1/4 post of said section; run thence N 01 degrees 03’ 40” E along the East line of said section 1335.45 feet to the North 1/8 line of said section and the place of beginning of this description; thence N 89 degrees 32’ 00” W, 2677.7 feet to the North and South 1/4 line of said section; thence S 00 degrees 59’ 25” W along the North and South 1/4 line of said section 22.38 feet to the North 1/8 line of said section; thence S 89 degrees 59’ 10” W along the North 1/8 line of said section 2339.4 feet to the center line of State Trunkline Highway M-52; thence N 53 degrees 46’ 00” W along the center line of said State Trunkline Highway 414.22 feet to the West line of said section; thence N 00 degrees 55’ 10” E along the West line of said section 74.35 feet; thence S 89 degrees 32’ 00” E, 5356.02 feet to the East line of said section; thence S 01 degrees 03’ 40” W along the East line of said section 250 feet to the place of beginning.

KALAMAZOO COUNTY

Certain land in Alamo Township, Kalamazoo County, Michigan described as:

The South 350 feet of the NW 1/4 of the NW 1/4 of Section 16, T1S, R12W, being more particularly described as follows: To find the place of beginning of this description, commence at the Northwest corner of said section; run thence S 00 degrees 36’ 55” W along the West line of said section 971.02 feet to the place of beginning of this description; thence continuing S 00 degrees 36’ 55” W along said West line of said section 350.18 feet to the North 1/8 line of said section; thence S 87 degrees 33’ 40” E along the said North 1/8 line of said section 1325.1 feet to the West 1/8 line of said section; thence N 00 degrees 38’ 25” E along the said West 1/8 line of said section 350.17 feet; thence N 87 degrees 33’ 40” W, 1325.25 feet to the place of beginning.

KALKASKA COUNTY

Certain land in Kalkaska Township, Kalkaska County, Michigan described as:

The NW 1/4 of the SW 1/4 of Section 4, T27N, R7W, excepting therefrom all mineral, coal, oil and gas and such other rights as were reserved unto the State of Michigan in that certain deed running from the Department of Conservation for the State of Michigan to George Welker and Mary Welker, his wife, dated October 9, 1934 and recorded December 28, 1934 in Liber 39 on page 291 of Kalkaska County Records, and subject to easement for pipeline purposes as granted to Michigan Consolidated Gas Company by first party herein on April 4, 1963 and recorded June 21, 1963 in Liber 91 on page 631 of Kalkaska County Records.

KENT COUNTY

Certain land in Caledonia Township, Kent County, Michigan described as:

A parcel of land in the Northwest fractional 1/4 of Section 15, T5N, R10W, described as follows: To find the place of beginning of this description commence at the North 1/4 corner of said section, run thence S 0 degrees 59’ 26” E along the North and South 1/4 line of said section 2046.25 feet to the place of beginning of this description, thence continuing S 0 degrees 59’ 26” E along said North and South 1/4 line of said section 332.88 feet, thence S 88 degrees 58’ 30” W 2510.90 feet to a point herein designated “Point A” on the East bank of the Thornapple River, thence continuing S 88 degrees 53’ 30” W to the center thread of the Thornapple River, thence NW’ly along the center thread of said Thornapple River to a point which said point is S 88 degrees 58’ 30” W of a point on the East bank of the Thornapple River herein designated “Point B”, said “Point B” being N 23 degrees 41’ 35” W 360.75 feet from said above-described “Point A”, thence N 88 degrees 58’ 30” E to said “Point B”, thence continuing N 88 degrees 58’ 30” E 2650.13 feet to the place of beginning. (Bearings are based on the East line of Section 15, T5N, R10W between the East 1/4 corner of said section and the Northeast corner of said section assumed as N 0 degrees 59’ 55” W.)

LAKE COUNTY

Certain land in Pinora and Cherry Valley Townships, Lake County, Michigan described as:

A strip of land 50 feet wide East and West along and adjoining the West line of highway on the East side of the North 1/2 of Section 13 T18N, R12W. Also a strip of land 100 feet wide East and West along and adjoining the East line of the highway on the West side of following described land: The South 1/2 of NW 1/4, and the South 1/2 of the NW 1/4 of the SW 1/4, all in Section 6, T18N, R11W.

LAPEER COUNTY

Certain land in Hadley Township, Lapeer County, Michigan described as:

The South 825 feet of the W 1/2 of the SW 1/4 of Section 24, T6N, R9E, except the West 1064 feet thereof.

LEELANAU COUNTY

Certain land in Cleveland Township, Leelanau County, Michigan described as:

The North 200 feet of the West 180 feet of the SW 1/4 of the SE 1/4 of Section 35, T29N, R13W.

LENAWEE COUNTY

Certain land in Madison Township, Lenawee County, Michigan described as:

A strip of land 165 feet wide off the West side of the following described premises: The E 1/2 of the SE 1/4 of Section 12. The E 1/2 of the NE 1/4 and the NE 1/4 of the SE 1/4 of Section 13, being all in T7S, R3E, excepting therefrom a parcel of land in the E 1/2 of the SE 1/4 of Section 12, T7S, R3E, beginning at the Northwest corner of said E 1/2 of the SE 1/4 of Section 12, running thence East 4 rods, thence South 6 rods, thence West 4 rods, thence North 6 rods to the place of beginning.

LIVINGSTON COUNTY

Certain land in Cohoctah Township, Livingston County, Michigan described as:

Parcel 1

The East 390 feet of the East 50 rods of the SW 1/4 of Section 30, T4N, R4E.

Parcel 2

A parcel of land in the NW 1/4 of Section 31, T4N, R4E, described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 13’ 06” W along the North line of said section, 330 feet to the place of beginning of this description; running thence S 00 degrees 52’ 49” W, 2167.87 feet; thence N 88 degrees 59’ 49” W, 60 feet; thence N 00 degrees 52’ 49” E, 2167.66 feet to the North line of said section; thence S 89 degrees 13’ 06” E along said North line of said section, 60 feet to the place of beginning.

MACOMB COUNTY

Certain land in Macomb Township, Macomb County, Michigan described as:

A parcel of land commencing on the West line of the E 1/2 of the NW 1/4 of fractional Section 6, 20 chains South of the NW corner of said E 1/2 of the NW 1/4 of Section 6; thence South on said West line and the East line of A. Henry Kotner’s Hayes Road Subdivision #15, according to the recorded plat thereof, as recorded in Liber 24 of Plats, on page 7, 24.36 chains to the East and West 1/4 line of said Section 6; thence East on said East and West 1/4 line 8.93 chains; thence North parallel with the said West line of the E 1/2 of the NW 1/4 of Section 6, 24.36 chains; thence West 8.93 chains to the place of beginning, all in T3N, R13E.

MANISTEE COUNTY

Certain land in Manistee Township, Manistee County, Michigan described as:

A parcel of land in the SW 1/4 of Section 20, T22N, R16W, described as follows: To find the place of beginning of this description, commence at the Southwest corner of said section; run thence East along the South line of said section 832.2 feet to the place of beginning of this description; thence continuing East along said South line of said section 132 feet; thence North 198 feet; thence West 132 feet; thence South 198 feet to the place of beginning, excepting therefrom the South 2 rods thereof which was conveyed to Manistee Township for highway purposes by a Quitclaim Deed dated June 13, 1919 and recorded July 11, 1919 in Liber 88 of Deeds on page 638 of Manistee County Records.

MASON COUNTY

Certain land in Riverton Township, Mason County, Michigan described as:

Parcel 1: The South 10 acres of the West 20 acres of the S 1/2 of the NE 1/4 of Section 22, T17N, R17W.

Parcel 2: A parcel of land containing 4 acres of the West side of highway, said parcel of land being described as commencing 16 rods South of the Northwest corner of the NW 1/4 of the SW ¼ of Section 22, T17N, R17W, running thence South 64 rods, thence NE’ly and N’ly and NW’ly along the W’ly line of said highway to the place of beginning, together with any and all right, title, and interest of Howard C. Wicklund and Katherine E. Wicklund in and to that portion of the hereinbefore mentioned highway lying adjacent to the E’ly line of said above described land.

MECOSTA COUNTY

Certain land in Wheatland Township, Mecosta County, Michigan described as:

A parcel of land in the SW 1/4 of the SW 1/4 of Section 16, T14N, R7W, described as beginning at the Southwest corner of said section; thence East along the South line of Section 133 feet; thence North parallel to the West section line 133 feet; thence West 133 feet to the West line of said Section; thence South 133 feet to the place of beginning.

MIDLAND COUNTY

Certain land in Ingersoll Township, Midland County, Michigan described as:

The West 200 feet of the W 1/2 of the NE 1/4 of Section 4, T13N, R2E.

MISSAUKEE COUNTY

Certain land in Norwich Township, Missaukee County, Michigan described as:

A parcel of land in the NW 1/4 of the NW 1/4 of Section 16, T24N, R6W, described as follows: Commencing at the Northwest corner of said section, running thence N 89 degrees 01’ 45” E along the North line of said section 233.00 feet; thence South 233.00 feet; thence S 89 degrees 01’ 45” W, 233.00 feet to the West line of said section; thence North along said West line of said section 233.00 feet to the place of beginning. (Bearings are based on the West line of Section 16, T24N, R6W, between the Southwest and Northwest corners of said section assumed as North.)

MONROE COUNTY

Certain land in Whiteford Township, Monroe County, Michigan described as:

A parcel of land in the SW1/4 of Section 20, T8S, R6E, described as follows: To find the place of beginning of this description commence at the S 1/4 post of said section; run thence West along the South line of said section 1269.89 feet to the place of beginning of this description; thence continuing West along said South line of said section 100 feet; thence N 00 degrees 50’ 35” E, 250 feet; thence East 100 feet; thence S 00 degrees 50’ 35” W parallel with and 16.5 feet distant W’ly of as measured perpendicular to the West 1/8 line of said section, as occupied, a distance of 250 feet to the place of beginning.

MONTCALM COUNTY

Certain land in Crystal Township, Montcalm County, Michigan described as:

The N 1/2 of the S 1/2 of the SE 1/4 of Section 35, T10N, R5W.

MONTMORENCY COUNTY

Certain land in the Village of Hillman, Montmorency County, Michigan described as:

Lot 14 of Hillman Industrial Park, being a subdivision in the South 1/2 of the Northwest 1/4 of Section 24, T31N, R4E, according to the plat thereof recorded in Liber 4 of Plats on Pages 32-34, Montmorency County Records.

MUSKEGON COUNTY

Certain land in Casnovia Township, Muskegon County, Michigan described as:

The West 433 feet of the North 180 feet of the South 425 feet of the SW 1/4 of Section 3, T10N, R13W.

NEWAYGO COUNTY

Certain land in Ashland Township, Newaygo County, Michigan described as:

The West 250 feet of the NE 1/4 of Section 23, T11N, R13W.

OAKLAND COUNTY

Certain land in Wixcom City, Oakland County, Michigan described as:

The E 75 feet of the N 160 feet of the N 330 feet of the W 526.84 feet of the NW 1/4 of the NW 1/4 of Section 8, T1N, R8E, more particularly described as follows: Commence at the NW corner of said Section 8, thence N 87 degrees 14’ 29” E along the North line of said Section 8 a distance of 451.84 feet to the place of beginning for this description; thence continuing N 87 degrees 14’ 29” E along said North section line a distance of 75.0 feet to the East line of the West 526.84 feet of the NW 1/4 of the NW 1/4 of said Section 8; thence S 02 degrees 37’ 09” E along said East line a distance of 160.0 feet; thence S 87 degrees 14’ 29” W a distance of 75.0 feet; thence N 02 degrees 37’ 09” W a distance of 160.0 feet to the place of beginning.

OCEANA COUNTY

Certain land in Crystal Township, Oceana County, Michigan described as:

The East 290 feet of the SE 1/4 of the NW 1/4 and the East 290 feet of the NE 1/4 of the SW 1/4, all in Section 20, T16N, R16W.

OGEMAW COUNTY

Certain land in West Branch Township, Ogemaw County, Michigan described as:

The South 660 feet of the East 660 feet of the NE 1/4 of the NE 1/4 of Section 33, T22N, R2E.

OSCEOLA COUNTY

Certain land in Hersey Township, Osceola County, Michigan described as:

A parcel of land in the North 1/2 of the Northeast 1/4 of Section 13, T17N, R9W, described as commencing at the Northeast corner of said Section; thence West along the North Section line 999 feet to the point of beginning of this description; thence S 01 degrees 54’ 20” E 1327.12 feet to the North 1/8 line; thence S 89 degrees 17’ 05” W along the North 1/8 line 330.89 feet; thence N 01 degrees 54’ 20” W 1331.26 feet to the North Section line; thence East along the North Section line 331 feet to the point of beginning.

OSCODA COUNTY

Certain land in Comins Township, Oscoda County, Michigan described as:

The East 400 feet of the South 580 feet of the W 1/2 of the SW 1/4 of Section 15, T27N, R3E.

OTSEGO COUNTY

Certain land in Corwith Township, Otsego County, Michigan described as:

Part of the NW 1/4 of the NE 1/4 of Section 28, T32N, R3W, described as: Beginning at the N 1/4 corner of said section; running thence S 89 degrees 04’ 06” E along the North line of said section, 330.00 feet; thence S 00 degrees 28’ 43” E, 400.00 feet; thence N 89 degrees 04’ 06” W, 330.00 feet to the North and South 1/4 line of said section; thence N 00 degrees 28’ 43” W along the said North and South 1/4 line of said section, 400.00 feet to the point of beginning; subject to the use of the N’ly 33.00 feet thereof for highway purposes.

OTTAWA COUNTY

Certain land in Robinson Township, Ottawa County, Michigan described as:

The North 660 feet of the West 660 feet of the NE 1/4 of the NW 1/4 of Section 26, T7N, R15W.

PRESQUE ISLE COUNTY

Certain land in Belknap and Pulawski Townships, Presque Isle County, Michigan described as:

Part of the South half of the Northeast quarter, Section 24, T34N, R5E, and part of the Northwest quarter, Section 19, T34N, R6E, more fully described as: Commencing at the East ¼ corner of said Section 24; thence N 00 degrees15’47” E, 507.42 feet, along the East line of said Section 24 to the point of beginning; thence S 88 degrees15’36” W, 400.00 feet, parallel with the North 1/8 line of said Section 24; thence N 00 degrees15’47” E, 800.00 feet, parallel with said East line of Section 24; thence N 88 degrees15’36”E, 800.00 feet, along said North 1/8 line of Section 24 and said line extended; thence S 00 degrees15’47” W, 800.00 feet, parallel with said East line of Section 24; thence S 88 degrees15’36” W, 400.00 feet, parallel with said North 1/8 line of Section 24 to the point of beginning.

Together with a 33 foot easement along the West 33 feet of the Northwest quarter lying North of the North 1/8 line of Section 24, Belknap Township, extended, in Section 19, T34N, R6E.

ROSCOMMON COUNTY

Certain land in Gerrish Township, Roscommon County, Michigan described as:

A parcel of land in the NW 1/4 of Section 19, T24N, R3W, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section, run thence East along the North line of said section 1,163.2 feet to the place of beginning of this description (said point also being the place of intersection of the West 1/8 line of said section with the North line of said section), thence S 01 degrees 01’ E along said West 1/8 line 132 feet, thence West parallel with the North line of said section 132 feet, thence N 01 degrees 01’ W parallel with said West 1/8 line of said section 132 feet to the North line of said section, thence East along the North line of said section 132 feet to the place of beginning.

SAGINAW COUNTY

Certain land in Chapin Township, Saginaw County, Michigan described as:

A parcel of land in the SW 1/4 of Section 13, T9N, R1E, described as follows: To find the place of beginning of this description commence at the Southwest corner of said section; run thence North along the West line of said section 1581.4 feet to the place of beginning of this description; thence continuing North along said West line of said section 230 feet to the center line of a creek; thence S 70 degrees 07’ 00” E along said center line of said creek 196.78 feet; thence South 163.13 feet; thence West 185 feet to the West line of said section and the place of beginning.

SANILAC COUNTY

Certain easement rights located across land in Minden Township, Sanilac County, Michigan described as:

The Southeast 1/4 of the Southeast 1/4 of Section 1, T14N, R14E, excepting therefrom the South 83 feet of the East 83 feet thereof.

SHIAWASSEE COUNTY

Certain land in Burns Township, Shiawassee County, Michigan described as:

The South 330 feet of the E 1/2 of the NE 1/4 of Section 36, T5N, R4E.

ST. CLAIR COUNTY

Certain land in Ira Township, St. Clair County, Michigan described as:

The N 1/2 of the NW 1/4 of the NE 1/4 of Section 6, T3N, R15E.

ST. JOSEPH COUNTY

Certain land in Mendon Township, St. Joseph County, Michigan described as:

The North 660 feet of the West 660 feet of the NW 1/4 of SW 1/4, Section 35, T5S, R10W.

TUSCOLA COUNTY

Certain land in Millington Township, Tuscola County, Michigan described as:

A strip of land 280 feet wide across the East 96 rods of the South 20 rods of the N 1/2 of the SE 1/4 of Section 34, T10N, R8E, more particularly described as commencing at the Northeast corner of Section 3, T9N, R8E, thence S 89 degrees 55’ 35” W along the South line of said Section 34 a distance of 329.65 feet, thence N 18 degrees 11’ 50” W a distance of 1398.67 feet to the South 1/8 line of said Section 34 and the place of beginning for this description; thence continuing N 18 degrees 11’ 50” W a distance of 349.91 feet; thence N 89 degrees 57’ 01” W a distance of 294.80 feet; thence S 18 degrees 11’ 50” E a distance of 350.04 feet to the South 1/8 line of said Section 34; thence S 89 degrees 58’ 29” E along the South 1/8 line of said section a distance of 294.76 feet to the place of beginning.

VAN BUREN COUNTY

Certain land in Covert Township, Van Buren County, Michigan described as:

All that part of the West 20 acres of the N 1/2 of the NE fractional 1/4 of Section 1, T2S, R17W, except the West 17 rods of the North 80 rods, being more particularly described as follows: To find the place of beginning of this description commence at the N 1/4 post of said section; run thence N 89 degrees 29’ 20” E along the North line of said section 280.5 feet to the place of beginning of this description; thence continuing N 89 degrees 29’ 20” E along said North line of said section 288.29 feet; thence S 00 degrees 44’ 00” E, 1531.92 feet; thence S 89 degrees 33’ 30” W, 568.79 feet to the North and South 1/4 line of said section; thence N 00 degrees 44’ 00” W along said North and South 1/4 line of said section 211.4 feet; thence N 89 degrees 29’ 20” E, 280.5 feet; thence N 00 degrees 44’ 00” W, 1320 feet to the North line of said section and the place of beginning.

WASHTENAW COUNTY

Certain land in Manchester Township, Washtenaw County, Michigan described as:

A parcel of land in the NE 1/4 of the NW 1/4 of Section 1, T4S, R3E, described as follows: To find the place of beginning of this description commence at the Northwest corner of said section; run thence East along the North line of said section 1355.07 feet to the West 1/8 line of said section; thence S 00 degrees 22’ 20” E along said West 1/8 line of said section 927.66 feet to the place of beginning of this description; thence continuing S 00 degrees 22’ 20” E along said West 1/8 line of said section 660 feet to the North 1/8 line of said section; thence N 86 degrees 36’ 57” E along said North 1/8 line of said section 660.91 feet; thence N 00 degrees22’ 20” W, 660 feet; thence S 86 degrees 36’ 57” W, 660.91 feet to the place of beginning.

WAYNE COUNTY

Certain land in Livonia City, Wayne County, Michigan described as:

Commencing at the Southeast corner of Section 6, T1S, R9E; thence North along the East line of Section 6 a distance of 253 feet to the point of beginning; thence continuing North along the East line of Section 6 a distance of 50 feet; thence Westerly parallel to the South line of Section 6, a distance of 215 feet; thence Southerly parallel to the East line of Section 6 a distance of 50 feet; thence easterly parallel with the South line of Section 6 a distance of 215 feet to the point of beginning.

WEXFORD COUNTY

Certain land in Selma Township, Wexford County, Michigan described as:

A parcel of land in the NW 1/4 of Section 7, T22N, R10W, described as beginning on the North line of said section at a point 200 feet East of the West line of said section, running thence East along said North section line 450 feet, thence South parallel with said West section line 350 feet, thence West parallel with said North section line 450 feet, thence North parallel with said West section line 350 feet to the place of beginning.

SECTION 17. The Company is a transmitting utility under Section 9501(2) of the Michigan Uniform Commercial Code (M.C.L. 440.9501(2)) as defined in M.C.L. 440.9102(1)(aaaa).

IN WITNESS WHEREOF, said Consumers Energy Company has caused this Supplemental Indenture to be executed in its corporate name by its Chairman of the Board, President, a Vice President or its Treasurer and its corporate seal to be hereunto affixed and to be attested by its Secretary or an Assistant Secretary, and said The Bank of New York Mellon, as Trustee as aforesaid, to evidence its acceptance hereof, has caused this Supplemental Indenture to be executed in its corporate name by a Vice President and its corporate seal to be hereunto affixed and to be attested by an authorized signatory, in several counterparts, all as of the day and year first above written.

CONSUMERS ENERGY COMPANY

By:	/s/ Srikanth Maddipati
Srikanth Maddipati
Vice President and Treasurer

STATE OF MICHIGAN	)
ss.
COUNTY OF JACKSON	)

The foregoing instrument was acknowledged before me this 7th day of October 2020, by Srikanth Maddipati, Vice President and Treasurer of CONSUMERS ENERGY COMPANY, a Michigan corporation, on behalf of the corporation.

/s/ Margaret Hillman
Margaret Hillman, Notary Public
{Seal}	State of Michigan, County of Jackson
My Commission Expires: 06/14/22
Acting in the County of Jackson

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THE BANK OF NEW YORK MELLON,
AS TRUSTEE

By:	/s/ Latoya S. Elvin
Latoya S. Elvin
Vice President

STATE OF NEW JERSEY	)
ss.
COUNTY OF PASSAIC	)

The foregoing instrument was acknowledged before me this 7th day of October 2020, by Latoya S. Elvin, a Vice President of THE BANK OF NEW YORK MELLON, as Trustee, a New York banking corporation, on behalf of the bank.

/s/ Bret J. Anderson
Brett J. Anderson
Notary Public - State of New Jersey
My Commission Expires Jan 23, 2024

(SEAL)

Prepared by: Melissa M. Gleespen One Energy Plaza, EP12-246 Jackson, MI 49201	When recorded, return to: Consumers Energy Company c/o Lindsey Willcut 948 Cedar Street Apt. 7 Mason, MI 48854

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